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                                                                   EXHIBIT 24.02

                                POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that the individual whose signature appears below constitutes and appoints David R. Ditzel and Merle A. McClendon, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the Registration Statement on Form S-1 (File No. 333-44030), filed by Transmeta Corporation on August 17, 2000, as amended (the "Registration Statement"), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Larry R. Carter                                            October 23, 2000
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Larry R. Carter,
Director